UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported): May 19, 2015

INFINITY PROPERTY AND CASUALTY CORPORATION
(Exact name of Registrant as specified in its Charter)

Ohio	000-50167	03-0483872
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No. )

3700 Colonnade Parkway, Suite 600, Birmingham, Alabama 35243
(Address of Principal Executive Offices) (Zip Code)

(205) 870-4000
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders
On May 19, 2015, the Company’s shareholders voted on four proposals, set forth below, at the 2015 Annual Meeting of Shareholders (the “Meeting”). Of the 11,463,185 shares of common stock outstanding as of March 26, 2015, the record date, 11,067,338 shares were represented at the Meeting (in person or by proxy), constituting 96.55% of the outstanding shares entitled to vote. At the Meeting, the shareholders approved all of the director nominees and each of the proposals presented. The final results of voting on each of the proposals is as follows:
Proposal 1.    Election of eight directors.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Angela Brock-Kyle	10,866,720	46,674	153,944
Teresa A. Canida	10,866,720	46,674	153,944
James R. Gober	10,749,530	163,864	153,944
Harold E. Layman	10,847,003	66,391	153,944
E. Robert Meaney	10,865,469	47,925	153,944
Drayton Nabers, Jr.	10,866,520	46,874	153,944
William Stancil Starnes	10,866,720	46,674	153,944
Samuel J. Weinhoff	10,847,203	66,191	153,944

Proposal 2.	Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.

Votes For	Votes Against	Abstentions	Broker Non-Votes
11,001,454	48,293	17,591	0

Proposal 3.	Approve, in an advisory vote, the compensation of the Company’s named executive officers as disclosed in the proxy statement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,704,212	191,169	18,012	153,944

Proposal 4.    Approve the Annual Executive Bonus Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,800,615	94,766	18,012	153,944

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
INFINITY PROPERTY AND CASUALTY
            CORPORATION

BY:/s/ Samuel J. Simon
Samuel J. Simon
Executive Vice President, General Counsel and Assistant Secretary

May 21, 2015